UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2021

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange
on Which Registered
Common Stock, par value $.000001 per share	ATVI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2021, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Activision Blizzard, Inc. (the “Company”) reaffirmed its commitment to performance-based compensation for all employees. To that end, the Compensation Committee and Robert A. Kotick, the Company’s Chief Executive Officer, agreed to clarify that, notwithstanding the current terms of his employment agreement, dated November 22, 2016 and amended April 28, 2021, the parties’ intent is that, effective immediately and throughout Mr. Kotick’s tenure as chief executive officer of the Company, (i) the annualized target grant date value of any future long-term incentive (“LTI”) awards granted to him by the Company in any fiscal year shall be no greater than the median annualized target LTI grant value of chief executive officers within the Company’s then-applicable group of peer companies (as determined by the Compensation Committee), and (ii) eligibility for achievement of a portion of such LTI grants in each fiscal year will be tied to a comparison between the Company’s total shareholder return and the total shareholder return of the same applicable group of peer companies.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 14, 2021, the Company held its annual meeting of shareholders (the “Annual Meeting”).

The following is a brief description of each matter voted on at the Annual Meeting and the manner with respect to which votes were cast, including the number of abstentions and, with respect to Proposal No. 1, “broker non-votes.” There are no broker non-votes for Proposal No. 2.

Proposal 1. Election of Directors.

Election of the following ten directors to serve one-year terms expiring at the Company’s 2022 Annual Meeting of Shareholders, and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

	For	Against	Abstain	Broker Non-Votes
Reveta Bowers	613,397,880	22,038,695	238,519	36,747,734
Robert J. Corti	598,285,619	35,687,153	1,702,322	36,747,734
Hendrik Hartong III	631,277,056	4,115,104	282,934	36,747,734
Brian G. Kelly	609,445,380	25,927,220	302,494	36,747,734
Robert A. Kotick	624,928,814	10,462,916	283,364	36,747,734
Barry Meyer	616,091,266	19,301,443	282,385	36,747,734
Robert Morgado	545,830,152	89,531,334	313,608	36,747,734
Peter Nolan	631,345,230	4,045,606	284,258	36,747,734
Dawn Ostroff	620,852,744	14,579,958	242,392	36,747,734
Casey Wasserman	623,889,517	11,504,631	280,946	36,747,734

Proposal 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021.

For	Against	Abstain
653,181,917	18,985,274	255,637

Proposal 2. Shareholder Advisory Vote on Executive Compensation.

The Company adjourned the Annual Meeting with respect to the advisory vote on executive compensation for the limited purpose of allowing additional time for shareholders to vote on the proposal. The independent members of the Board of Directors of the Company elected to adjourn the Annual Meeting until 9:00 a.m. (Pacific Time) on Monday, June 21, 2021 (the “Reconvened Annual Meeting”).

At the Reconvened Annual Meeting, the shareholders voted to approve the non-binding, advisory proposal on the compensation of the Company’s executive officers named in the “Summary Compensation Table” in the Company’s Proxy Statement, as disclosed in that Proxy Statement pursuant to Item 402 of Regulation S-K. Set forth below is the manner in which votes were cast with respect to such non-binding advisory vote, including the number of abstentions and broker non-votes.

For	Against	Abstain	Broker Non- Votes
343,457,244	274,588,223	17,854,766	36,670,798

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2021

ACTIVISION BLIZZARD, INC.

By:	/s/ Frances Townsend

Frances Townsend
Executive Vice President, Corporate Affairs, Corporate Secretary and
Chief Compliance Officer